EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement on Form S-3, Amendment No. 1, of Integrated Health Services, Inc.
(IHS) of our report dated September 18, 1997 (October 21, 1997 as to Note 1), appearing in the Annual Report on Form 10-K of RoTech Medical Corporation for the year ended July 31, 1997, which report appears in the Form 8-K, dated October 21, 1997, as amended, of IHS, and to the reference to us under the heading "Experts" in the Registration Statement.





Deloitte & Touche LLP
Orlando, Florida
May 5, 1999